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                                                                    EXHIBIT 99.2


                             CMS ENERGY CORPORATION
                      Summarized Comparative Balance Sheet
                              (Millions of Dollars)


                                               June 30        December 31         June 30
                                                 2002            2001              2001
                                              (Unaudited)     (Unaudited)       (Unaudited)
                                              -----------     -----------       -----------
   ASSETS
   Net plant and property                       $ 7,110          $ 7,798          $ 7,205
   Construction work in progress                    515              564              934
   Investments                                    1,701            1,907            2,095
   Current assets                                 2,407            2,911            3,448
   Non-current assets                             3,740            3,800            3,964
                                                -------          -------          -------
                                                $15,473          $16,980          $17,646
                                                =======          =======          =======

STOCKHOLDERS' INVESTMENT
   AND LIABILITIES
      CAPITALIZATION
        Debt
           Long-term debt (excluding
             Securitization)                    $ 5,864          $ 6,470          $ 7,193
           Capital leases                            96               60               55
           Short term                               280              416              328
           Current maturities                       618              965              341
                                                -------          -------          -------
           Total debt                             6,858            7,911            7,917
        Preferred stock and securities            1,228            1,258            1,258
        Minority interest                            77               86               89
        Common stockholders' equity               1,757            1,890            2,684
                                                -------          -------          -------
        Total capitalization                      9,920           11,145           11,948
      Securitization debt                           469              469             --
      Current liabilities                         2,130            2,291            3,184
      Non-current liabilities                     2,954            3,075            2,514
                                                -------          -------          -------
                                                $15,473          $16,980          $17,646
                                                =======          =======          =======